UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27897	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

Two Shell Plaza 777 Walker Street, Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2014, the Board of Directors (the “Board”) of Dune Energy, Inc. (the “Company”) approved certain compensation arrangements for the Company’s employees, including the Company’s senior executives, as set forth below.

2014 Bonus Program

The Board approved the recommendation of the Compensation Committee of the Board (the “Committee”) to adopt a new cash bonus plan for the Company’s employees, including the Company’s senior executives, for 2014 (the “2014 Bonus Program”). Each participant in the 2014 Bonus Program is assigned a target bonus for 2014. A participant’s bonus will be determined by multiplying the participant’s target bonus by a performance factor determined based upon the Company’s performance and the participant’s individual performance. Actual bonuses may range from 0 percent (no bonus) to 200 percent of the participant’s target bonus. The metrics used to determine each participant’s bonus under the 2014 Bonus Program will be (i) reserve growth, (ii) production growth, (iii) lease operating expense reduction and (iv) individual goals. No minimum bonus is required under the 2014 Bonus Program.

The following table sets forth the target bonus under the 2014 Bonus Program for the Company’s named executive officers:

Officer and Title	Target Bonus
James A. Watt, President and Chief Executive Officer	$550,000
Frank T. Smith, Jr., Senior Vice President and Chief Financial Officer	$230,300
Hal L. Bettis, Chief Operating Officer	$197,400
Richard H. Mourglia, Senior Vice President, Land and General Counsel	$174,000

Granted Restricted Stock Awards

The Board also approved the recommendation of the Committee to issue an aggregate of 1,000,000 restricted shares to employees pursuant to the Dune Energy, Inc. 2012 Stock Incentive Plan, as amended by the First Amendment on June 5, 2013 (the “Plan”), including an aggregate of 560,000 restricted shares to the four executive officers named below.

Name	Initial Grant (# shares)	# Shares Vesting on March 7, 2015	# Shares Vesting on March 7, 2016	# Shares Vesting on March 7, 2017
James A. Watt	230,000	76,667	76,667	76,666
Frank T. Smith, Jr.	110,000	36,667	36,667	36,666
Hal L. Bettis	110,000	36,667	36,667	36,666
Richard H. Mourglia	110,000	36,667	36,667	36,666

Bonus Payout

As previously announced on July 23, 2013, the Board approved the payment of retention bonuses to the Company’s employees, including the Company’s senior executive officers pursuant to a cash bonus plan (the “2013 Bonus Program”). James Watt, our chief executive officer, received one-third of his approved retention cash bonus (the “2013 Bonus”) in October 2013 and received 156,695 restricted shares under the Plan in lieu of his second one-third cash payment of the 2013 Bonus in December 2013. Mr. Watt has voluntarily agreed, with the Board’s approval, to receive 156,695 restricted shares under the Plan in lieu of his third and final one-third cash payment of the 2013 Bonus under the 2013 Bonus Program with the vesting schedule set forth below.

Name	Initial Grant (# shares)	# Shares Vesting on March 7, 2015	# Shares Vesting on March 7, 2016	# Shares Vesting on March 7, 2017
James A. Watt	156,695	52,232	52,232	52,231

The time vesting awards granted to the executive officers were granted pursuant to the Dune Energy, Inc. 2012 Stock Incentive Plan Restricted Stock Agreement (Time Vesting) (the “Form of Award Agreement”), and the description of the grants are qualified in their entirety by reference to the full text of the Form of Award Agreement which is filed as Exhibit 10.3 to the Current Report on Form 8-K on March 6, 2012 (file no. 001-32497).

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document

10.1	Form of Dune Energy, Inc. 2012 Stock Incentive Plan Restricted Stock Agreement (Time Vesting) (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2012 (file no. 001-32497)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: March 12, 2014	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer